Exhibit (8)(a)(xiii)

FORM OF AMENDMENT NUMBER 8

TO THE

TRANSFER AGENCY AND SERVICES AGREEMENT

This Amendment Number 8 To The Transfer Agency And Services Agreement, dated as of [                ] (“Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and UBS Money Series (“Fund”).

Background

BNYM (under its former names First Data Investor Services Group, Inc. and PFPC Inc.) and the Fund (under its current name or under its former names Mitchell Hutchins Institutional Series and Mitchell Hutchins LIR Money Series) (collectively, the “Parties”) entered into a Transfer Agency And Services Agreement, dated as of August 3, 1998 (the “Original Agreement”).

The Parties entered into six amendments to the Original Agreement, dated March 5, 2001, March 17, 2004, August 28, 2007, April 13, 2012, January 8, 2016 and March 28, 2016.

BNYM (under its former name PFPC Inc.) and UBS Select Prime Institutional Fund (under its former name UBS Select Money Market Fund), a series of the Fund, entered into one amendment to the Original Agreement, dated October 1, 2003.

The Original Agreement and all amendments thereto recited above are collectively referred to herein as the “Current Agreement”.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1.          Modifications to Current Agreement.     The Current Agreement is amended as follows:

(a)         Section 1.1(j) of the Current Agreement is hereby deleted in its entirety and replaced with the following:

“Prospectus” shall mean: (i) with respect to each Portfolio other than Limited Purpose Cash Investment Fund, the most recently dated Prospectus and Statement of Additional Information, including any supplements thereto, if any, which has become effective under the Securities Act of 1933 and the 1940 Act; and (ii) with respect to Limited Purpose Cash Investment Fund, the most recently dated registration statement, which has been filed under the 1940 Act.

(b)         Section 9.2(d) of the Current Agreement is hereby deleted in its entirety and replaced with the following:

with respect to each Portfolio other than Limited Purpose Cash Investment Fund, a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale and, with respect to Limited Purpose Cash Investment Fund, a registration statement under the 1940 Act has been filed with the U.S. Securities and Exchange Commission; and

(c)         Exhibit 1 - List of Portfolios is hereby deleted and replaced in its entirety with the Exhibit 1 - List of Portfolios attached to Amendment Number 8 To The Transfer Agency And Services Agreement, dated as of [                    ], 2016, between BNYM and the Fund.

(d)         A new Schedule B shall be added which reads in its entirety as set forth on the Schedule B attached to Amendment Number 8 To The Transfer Agency And Services Agreement, dated as of [                    ], 2016, between BNYM and the Fund.

2.          Adoption of Amended Agreement by New Portfolio. The Portfolio that has been added to Exhibit 1 by virtue of this Amendment acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Portfolio prior to the date first written above, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date.

3.          Remainder of Current Agreement. Except as explicitly amended by this Amendment, the terms and provisions of the Current Agreement are hereby ratified, declared and remain in full force and effect.

4.          Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment.

5.          Entire Agreement. This Amendment constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.          Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

UBS Money Series, on its own behalf and on behalf of each of its Portfolios listed on Exhibit 1, each in its individual and separate capacity	BNY Mellon Investment Servicing (US) Inc.

By:
By:	Name:
Name:	Title:

Title:

By:

Name:

Title:

Exhibit 1

(Revised as of [                ])

LIST OF PORTFOLIOS

Limited Purpose Cash Investment Fund ****

UBS Prime Investor Fund

UBS Prime Preferred Fund

UBS Prime Reserves Fund

UBS Select Prime Institutional Fund

UBS Select Treasury Institutional Fund

UBS Tax-Free Reserves Fund

   (formerly UBS Select Tax-Free Institutional Fund)

UBS Select Prime Preferred Fund

UBS Select Treasury Preferred Fund

UBS Tax-Free Preferred Fund

   (formerly UBS Select Tax-Free Preferred Fund)

UBS Select Prime Investor Fund

UBS Select Treasury Investor Fund

UBS Tax-Free Investor Fund

   (formerly UBS Select Tax-Free Investor Fund)

UBS Select Prime Capital Fund*

   (liquidated June 24, 2016)

UBS Select Treasury Capital Fund

UBS Select Tax-Free Capital Fund *

   (liquidated June 24, 2016)

UBS Select Government Capital Fund**

UBS Select Government Institutional Fund***

UBS Select Government Investor Fund***

UBS Select Government Preferred Fund***

*            Will be deleted from future Exhibit 1.

**          Services commenced on June 24, 2016.

***        Services commenced on June 28, 2016.

****      Services expected to commence January 3, 2017.

SCHEDULE B

Amendments to the Transfer Agency And Services Agreement

Name	Date

Amendment Number 1 To The Transfer Agency And Services Agreement between Mitchell Hutchins LIR Money Series (formerly known as Mitchell Hutchins Institutional Series) and PFPC Inc. (formerly known as First Data Investor Services Group, Inc.)

3/5/2001

Amendment to Transfer Agency and Related Services Agreement between PFPC Inc. and the UBS Select Money Market Fund (formerly known as Brinson Select Money Market Fund and Mitchell Hutchins LIR Select Money Market Fund),

Dated October 1, 2003, with signature of PFPC Inc. dated January 20, 2004
Amendment Number 3 To The Transfer Agency and Services Agreement between UBS Money Series (formerly known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and PFPC Inc.	3/17/2004
Amendment Number 4 To The Transfer Agency and Services Agreement between UBS Money Series and PFPC Inc.	8/28/2007
Amendment Number 5 To The Transfer Agency and Services Agreement between UBS Money Series and BNY Mellon Investment Servicing (US) Inc. (formerly known as PFPC Inc.)	4/13/2012
Amendment Number 6 To The Transfer Agency and Services Agreement between UBS Money Series and BNY Mellon Investment Servicing (US) Inc.	1/8/2016
Amendment Number 7 To The Transfer Agency and Services Agreement between UBS Money Series and BNY Mellon Investment Servicing (US) Inc.	3/28/2016
Amendment Number 8 To The Transfer Agency and Services Agreement between UBS Money Series and BNY Mellon Investment Servicing (US) Inc.	[ ]